UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2005

IFT CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Quorum Business Center, 718 South Military Trail, Deerfield Beach, FL 33442
(Address of Principal Executive Offices and Zip Code)

(954) 428-7011
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IFT CORPORATION
FORM 8-K
JULY 25, 2005

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement.

1.	Amendments to Option Agreements.

As previously reported in the Company’s Current Report on Form 8-K dated July 12, 2005 filed electronically with the Securities and Exchange Commission (“SEC”) on July 18, 2005, the Administrator of the Equity Incentive Plan (“Equity Plan”), subject to effectiveness of the Equity Plan, granted an aggregate of 2,940,000 options (“Options”) on July 12, 2005 to the Company’s CEO, Michael T. Adams (400,000 options), President and COO, Douglas J. Kramer (2,000,000 options), CFO and Treasurer, Charles R. Weeks (40,000 options), and a vice president in the Company’s wholly-owned subsidiary, LaPolla Industries, Inc., Roger C. Gregg (500,000 options), which vest after each respective employee meets certain Sales Goal Thresholds and Gross Profit Margins. The Administrator amended each respective Option Agreement to clarify the intent of the parties with regard to the Sales Goal Thresholds and Gross Profit Margin vesting criteria. The full text of each respective Amendment is attached as Exhibit 10.1, 10.2, 10.3 and 10.4 to this report.

2.	Termination Agreements.

(a)
Michael T. Adams. As previously reported in the Company’s Current Report on Form 8-K dated February 1, 2005 filed electronically with the SEC on February 10, 2005, the Company entered into an Executive Employment Agreement with Michael T. Adams (“Adams Agreement”), effective February 1, 2005, which superseded and replaced his prior agreement entered into on January 1, 2002, to serve as CEO. Under the terms and conditions of the Adams Agreement, Mr. Adams agreed to work exclusively for the Company for a period beginning on the effective date of his agreement and ending on January 31, 2009. His compensation is comprised of an annual base salary of $108,750 and up to 1 Million shares of restricted common stock, subject to the Company meeting certain sales goal thresholds and gross profit margins as set forth in the agreement. The Company and Mr. Adams desired to make substantial amendments to the Adams Agreement which amendments taken together with the original Adams Agreement, would likely be confusing and difficult for the Company’s stockholders to read and understand as a whole. As a result, in the interest of transparency to the Company’s stockholders, the Company and Mr. Adams terminated the Adams Agreement (“Adams Termination Agreement”) and executed a new employment agreement. The full text of the Adams Termination Agreement is attached as Exhibit 10.5 to this report. See also paragraph 3(a) below for the terms of the new employment agreement.

(b)
Douglas J. Kramer. As previously reported in the Company’s Current Report on Form 8-K dated January 25, 2005 filed electronically with the SEC on February 3, 2005, the Company entered into an Executive Employment Agreement with Douglas J. Kramer ("Kramer Agreement"), effective January 28, 2005, to serve as President and Chief Operating Officer. Under the terms and conditions of the Kramer Agreement, Mr. Kramer agreed to work exclusively for the Company for a period beginning on the effective date of his agreement and ending on January 31, 2007, with an automatic two (2) year extension. His compensation is comprised of a $50,000 signing bonus, an annual base salary of $300,000, which base salary will automatically increase to $350,000 when he causes certain goals to be met (e.g. revenue and margin), and up to 2 Million shares of restricted common stock, subject to meeting certain sales goal thresholds and gross profit margins as set forth in the agreement. The Company and Mr. Kramer desired to make substantial amendments to the Kramer Agreement which amendments taken together with the original Kramer Agreement, would likely be confusing and difficult for the Company’s stockholders to read and understand as a whole. As a result, in the interest of transparency to the Company’s stockholders, the Company and Mr. Kramer terminated the Kramer Agreement (“Kramer Termination Agreement”) and executed a new employment agreement. The full text of the Kramer Termination Agreement is attached as Exhibit 10.6 to this report. See also paragraph 3(b) below for the terms of the new employment agreement.

3.	Executive Employment Agreements.

(a)
Michael T. Adams. On July 25, 2005 (the “Effective Date”), the Company entered into a new Executive Employment Agreement with its CEO, Michael T. Adams (“New Adams Agreement”). Under the terms and conditions of the New Adams Agreement, which is effective from the Effective Date through and including January 31, 2009, Mr. Adams is entitled to the compensation and benefits described below. The following summary is qualified in its entirety by reference to the full text of the New Adams Agreement attached as Exhibit 10.7 to this report).

(i)	Base Compensation. Annual base salary of $108,750, reviewable annually.

(ii)	Awards. Awards under equity or other plans or programs that the Company may from time to time, in its discretion, determine to put into effect.

(iii)
Transaction Bonus. During his employment period and as a long term cash-based incentive bonus, Mr. Adams is entitled to a Transaction Bonus equal to one and one half percent (1½%), upon consummation of a Change in Control, of the “Transaction Value”, which means the aggregate consideration paid in respect of the Transaction, payable in one lump sum concurrent with the consummation of the Transaction; provided he is still employed by the Company.

(iv)
Termination of Employment. If Mr. Adams’ employment is terminated by the Company without “cause”, he is entitled to (i) an amount equal to six (6) months annual base salary paid in equal monthly installments, (ii) the product of (I) any Awards which he can show that he reasonably would have received had he remained in such executive capacity with the Company through the end of the calendar year or six (6) months after the date of termination, whichever is greater, in which occurs his date of termination, multiplied by (II) a fraction, the numerator of which is the number of days in the calendar year in which the date of termination occurs through the date of termination and the denominator of which is 365, but only to the extent not previously vested, exercise and/or paid, (iii) for six (6) months following the date of termination, the Company will continue to provide medical and dental benefits only to Mr. Adams on the same basis as such benefits are provided during such period to the senior executive officers of Company; provided, however, that if Company’s welfare plans do not permit such coverage, Company will provide him the medical benefits (with the same after tax effect) outside of such plans, and (iv) to the extent not theretofore paid or provided, the Company will timely pay or provide to him any other amounts or benefits which he is entitled to receive through the date of termination under any plan, program, policy or practice or contract or agreement, including accrued vacation to the extent unpaid.

(v)
Termination Following Change in Control. If the Company or any successor terminates Mr. Adams’ agreement at any time during the employment period following a Change in Control of the Company: (i) he will be entitled to an amount equal to the Salary which would otherwise be payable over the remaining term of his agreement; and (ii) any outstanding Awards (including substituted shares of the acquiring or surviving Company in the case of a merger or acquisition) held by him or other benefits under any Company plan or program, which have not vested in accordance with their terms will become fully vested and exercisable at the time of such termination.

(b)
Douglas J. Kramer. On July 25, 2005, the Company entered into a new Executive Employment Agreement with its President and COO, Douglas J. Kramer (“New Kramer Agreement”). Under the terms and conditions of the New Kramer Agreement, which is effective from the Effective Date through and including January 31, 2009, Mr. Kramer is entitled to the compensation and benefits described below. The following summary is qualified in its entirety by reference to the full text of the New Kramer Agreement attached as Exhibit 10.8 to this report).

(i)
Base Compensation. Annual base salary of $300,000, which will automatically increase to $350,000 when, during any calendar year of his Employment Term, he causes the Company to derive $6 Million in sales directly or indirectly by his efforts with a 25% gross profit margin. Gross profit margin is calculated by taking Gross Profit and dividing it by Total Sales Revenue.

(ii)	Awards. Awards under equity or other plans or programs that the Company may from time to time, in its discretion, determine to put into effect.

(iii)
Transaction Bonus. During his employment period and as a long term cash-based incentive bonus, Mr. Kramer is entitled to a Transaction Bonus equal to three and one half percent (3½%), upon consummation of a Change in Control, of the “Transaction Value”, which means the aggregate consideration paid in respect of the Transaction, payable in one lump sum concurrent with the consummation of the Transaction; provided he is still employed by the Company.

(iv)
Termination of Employment. If Mr. Kramer’s employment is terminated by the Company without “cause”, he is entitled to (i) an amount equal to four (4) months annual base salary paid in equal monthly installments, (ii) the product of (I) any Awards which he can show that he reasonably would have received had he remained in such executive capacity with the Company through the end of the calendar year or four (4) months after the date of termination, whichever is greater, in which occurs his date of termination, multiplied by (II) a fraction, the numerator of which is the number of days in the calendar year in which the date of termination occurs through the date of termination and the denominator of which is 365, but only to the extent not previously vested, exercise and/or paid, (iii) for four (4) months following the date of termination, the Company will continue to provide medical and dental benefits only to Mr. Kramer on the same basis as such benefits are provided during such period to the senior executive officers of Company; provided, however, that if Company’s welfare plans do not permit such coverage, Company will provide him the medical benefits (with the same after tax effect) outside of such plans, and (iv) to the extent not theretofore paid or provided, the Company will timely pay or provide to him any other amounts or benefits which he is entitled to receive through the date of termination under any plan, program, policy or practice or contract or agreement, including accrued vacation to the extent unpaid.

(v)
Termination Following Change in Control. If the Company or any successor terminates Mr. Kramer’s agreement at any time during the employment period following a Change in Control of the Company: (i) he will be entitled to an amount equal to the Salary which would otherwise be payable over the remaining term of his agreement; and (ii) any outstanding Awards (including substituted shares of the acquiring or surviving Company in the case of a merger or acquisition) held by him or other benefits under any Company plan or program, which have not vested in accordance with their terms will become fully vested and exercisable at the time of such termination.

4.	Letter Agreement.

Roger C. Gregg. On July 25, 2005 (“Effective Date”), the Company entered into a Letter Agreement with the Vice President of Retail Construction Products, Roger C. Gregg (“Gregg Agreement”), employed in its wholly-owned subsidiary, LaPolla Industries, Inc., which provides for a long term cash-based incentive bonus. Under the terms and conditions of the Gregg Agreement, which is effective from the Effective Date through and including May 31, 2009, Mr. Gregg will become eligible for a Transaction Bonus after he causes $10 Million in sales, directly or indirectly by his efforts, to occur, equal to one half of one percent (½%), upon consummation of a Change in Control, of the “Transaction Value”, which means the aggregate consideration paid in respect of the Transaction, payable in one lump sum concurrent with the consummation of the Transaction; provided he is still employed by the Company. The full text of the Gregg Agreement is attached as Exhibit 10.9 to this report.

SECTION 8 - OTHER EVENTS

Item 8.01.	Other Events.

The Board of Directors amended, effective July 25, 2005, the definitions of a “Change in Control” and “Retention Fee” and to provide for a graduated schedule of annual cash payments of $4,000, $7,000 and $10,000, respectively, based on providing one, two and three or more years of continuous service, respectively, on the Board of Directors, in the Director Compensation Plan (“Director Plan”). A "Change in Control" is defined in the Director Plan as an Ownership Change Event or series of related Ownership Change Events (collectively, a "Transaction") in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or, in the case of an Ownership Change Event, the entity to which the assets of the Company were transferred. An "Ownership Change Event" will be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more subsidiaries of the Company); or (iv) a liquidation or dissolution of the Company. The sole exception to Change in Control and Ownership Change Event is any Change in Control that may result from the death or incapacity of Richard J. Kurtz wherein his interest is transferred to his heirs only. In such event, no Change in Control or Ownership Change Event will be deemed to have occurred. The full text of the foregoing amendments to the Director Plan and the Director Plan, incorporating the amendments, are attached as Exhibits 10.10 and 10.11 to this report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

N/A.

(b)	Pro Forma Financial Information

N/A.

(c)	Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2005	IFT CORPORATION

By: /s/ Michael T. Adams
Michael T. Adams
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Amendment to Option Agreement dated July 28, 2005 between the Company and Michael T. Adams.
10.2	Amendment to Option Agreement dated July 28, 2005 between the Company and Douglas J. Kramer.
10.3	Amendment to Option Agreement dated July 28, 2005 between the Company and Charles R. Weeks.
10.4	Amendment to Option Agreement dated July 28, 2005 between the Company and Roger C. Gregg.
10.5	Termination Agreement dated July 25, 2005 between the Company and Michael T. Adams.
10.6	Termination Agreement dated July 25, 2005 between the Company and Douglas J. Kramer.
10.7	Executive Employment Agreement dated July 25, 2005 between the Company and Michael T. Adams.
10.8	Executive Employment Agreement dated July 25, 2005 between the Company and Douglas J. Kramer.
10.9	Letter Agreement dated July 25, 2005 between the Company and Roger C. Gregg.
10.10	Amendment to Director Compensation Plan dated July 25, 2005.
10.11	Director Compensation Plan, as amended, effective July 25, 2005.